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Exhibit 5.3

Ingeniør M.O. Schøyens Bilcentraler AS
Lysaker Torg 12
P.O.Box 497
N-1327 Lysaker

Your ref:	Our ref:	Attorney in charge:	Date:
	#519500/3	Terje Sommer	Oslo, 30 July 2004

Dear Sirs,

        We have acted as your special Norwegian counsel in connection with the registration under the United States Securities Act of 1933 (the "Securities Act") of EUR 130,000,000 9.125% Senior Secured Notes due August 1, 2009 (the "Exchange Notes") of Concordia Bus Nordic AB (publ), a company with limited liability organised under the laws of Sweden (the "Issuer"). The Exchange Notes will be issued pursuant to an indenture, dated as of January 22, 2004 (the "Indenture"), by and among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), pursuant to which Ingeniør M.O. Schøyens Bilcentraler ("SBC"), a company with limited liability organised under the laws of Norway, will guarantee the Notes and the Exchange Notes, and a registration statement on Form F-4 (the "Registration Statement") will be filed with the U.S. Securities and Exchange Commission.

        We have examined such certificates, corporate records and other documents, and such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion:

  (a)
  the Indenture (including the guarantee by SBC of the Exchange Notes contained therein) has been duly authorised, executed and delivered by SBC as guarantor and—assuming that the Indenture constitutes a valid and legally binding instrument under the laws of the State of New York—represents a valid and binding obligation of SBC as guarantor;

  (b)
  when (i) the Registration Statement has become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, SBC's guarantee for the Exchange Notes will—assuming that the Exchange Notes constitute valid and legally binding obligations under the laws of the State of New York—constitute valid and binding obligations of the Guarantor

        The foregoing opinion is subject to any limitation and qualification generally applicable under Norwegian substantive and procedural law and to the following reservations:

  (a)
  anything contained in this opinion is subject to all limitations resulting from bankruptcy, insolvency, liquidation, reorganisation and similar laws affecting the rights of the creditors generally;

  (b)
  whether the performance of a specific undertaking entered into by a Norwegian limited liability company will contravene the provision on prohibited loans and guarantees may depend on (i) among other things, whether such company making the undertaking is within the same group of companies as the debtor, in which case a guarantee can be granted provided that it does not finance or secure the financing of an acquisition of shares in itself or in any other company within the group, and the debtor is incorporated in a country with as strict rules as Norway in respect of loans to or security or guarantees for shareholders, and (ii) whether it was made for business reasons so as to involve corporate benefit for the company; we do not, however, express any opinion as to whether SBC can derive corporate benefit by entering into the Documents other than as directly reflected by their own borrowings; it is noted that corporate benefit is generally considered to be at hand for a company giving a guarantee to the extent that the borrowings guaranteed are used in the business of the company, or the company is paid an adequate compensation (considering the risks involved, the solvency of the primary obligor and all other relevant circumstances) for giving the guarantee.

        The opinion expressed herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Agreements.

        This opinion is limited to matters of Norwegian law as presently in force without regard to any provision of law of any other jurisdictions which could have an implication on the matters referred to herein, and no opinion is expressed or should be read as extending by implication or otherwise as to the laws of any other jurisdiction.

        In addition, with respect to the foregoing opinion we have relied as to certain matters or information obtained from officers of the Issuer and SBC and other sources believed by us to be reliable, and we have assumed that the Indenture has been duly authorised, executed and delivered by the Trustee, an assumption that we have not independently verified.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not thereby submit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        We assume no obligation to advise the addressee of any changes in the foregoing subsequent to the date set forth in the beginning of this opinion and this opinion speaks only as of that date and is based on the facts and circumstances as of that date.

Yours sincerely,

BUGGE, ARENTZ-HANSEN & RASMUSSEN

Terje Sommer

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  Exhibit 5.3